Exhibit 23.10

Consent of RESPEC Company LLC

Reference is made to the Registration Statement on Form S-8, and any amendments or supplements thereto, and the documents incorporated by reference therein (the “Registration Statement”) of Orla Mining Ltd. (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended.

RESPEC Company LLC (“RESPEC”) hereby consents to the use of and reference to our name and the inclusion and incorporation by reference in the Registration Statement, including any amendments or supplements thereto, of information derived or summarized from the technical report dated effective February 23, 2022, entitled “South Railroad Project Form 43-101F1 Technical Report Feasibility Study, Elko County, Nevada,” (the “Technical Report”) or portions thereof.

RESPEC is the former employer of Jordan Anderson, who is named as an author of the Technical Report. RESPEC employed Jordan Anderson at the date of the signing of the Technical Report.

RESPEC Company LLC

/s/ Thomas Dyer
Thomas Dyer
Dated: September 15, 2025